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                                                                    EXHIBIT 23.1



                   CONSENT OF KPMG LLP, INDEPENDENT AUDITORS

     We consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-88075) pertaining to the Registrant's 1996 Stock Option Plan, Employee Stock Purchase Plan and 1999 Nonqualified Stock Option Plan for Nonemployee Directors of our report dated January 21, 2000 with respect to the financial statements of Loislaw.com, Inc. included in this Annual Report on Form 10-K for the year ended December 31, 1999.


                                    KPMG LLP

Little Rock, Arkansas
March 30, 2000